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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 24, 2008

                           Global Resource Corporation
             (Exact name of registrant as specified in its charter)

          NEVADA                     000-50944                   84-1565820
----------------------------   ------------------------      ------------------
(State or other jurisdiction   (Commission File Number)         IRS Employer
     of incorporation)                                       Identification No.)

          408 BLOOMFIELD DRIVE, UNIT #3, WEST BERLIN, NEW JERSEY 08091
          ------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (856) 767-5661
                                 --------------

          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Appointment of Certain Officers.

         Effective September 24, 2008, the Board of Directors (the "Board") of Global Resource Corporation (the "Company") appointed Eric Swain as Chief Executive Officer of the Company. Mr. Swain has worked on Wall Street since 1982 and has extensive experience in portfolio management, hedging strategies, capital raising, business planning & development, marketing & promotional campaigns, compensation planning and long term financial planning. Mr. Swain most recently was a Senior Vice President of Investments at Morgan Stanley where he managed the assets of institutional, corporate and ultra high net worth individuals. He also has experience as a Senior Vice President of Smith Barney Citigroup and Bear Stearns.

         In connection with the appointment of Mr. Swain, the Board approved a summary of terms of a proposed employment agreement to be entered into between the Company and Mr. Swain. Mr. Swain's summary of terms provides for an employment term of five years at an annual salary of $450,000 from the date of the execution of the employment agreement through December 31, 2009, with an increase to $525,000 on January 1, 2010 if the Company reaches at least one sales goal as defined in the summary of terms. Any other increase in annual salary is to be determined in the employment contract. Mr. Swain shall be entitled to eighteen months of severance payments equal to his current salary if the Company terminates his employment without cause or if he terminates his employment with good reason.

         Mr. Swain will be granted an option to purchase five million (5,000,000) shares of Common Stock. The exercise price for these options was set at the market closing bid quotation on September 15, 2008. The options will be exercisable from and after their respective vesting date, and for a period of fifteen (15) years thereafter. Options for one million (1,000,000) shares of Common Stock shall vest immediately and options for one million (1,000,000) additional shares of Common Stock shall vest on January 1, 2010, January 1, 2011, January 1, 2012 and January 1, 2013, provided that Mr. Swain is still employed on the relevant vesting date. Mr. Swain will be entitled to receive bonuses, payable in the form of Common Stock or options to purchase Common Stock equal to 0.75% of the Company's gross profits on each sale of equipment over twenty-five million dollars ($25,000,000). Mr. Swain shall also receive a monthly automobile allowance of nine hundred dollars ($900). The Company has agreed to reimburse Mr. Swain for all expenses (including legal expenses) related to Mr. Swain's early termination of his employment with his previous employer, Morgan Stanley. The Company has also agreed to appoint Mr. Swain to the Board.


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Item 9.01 Financial Statements and Exhibits

Exhibit No.    Description.
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10.1           Summary of Terms of Proposed Employment Agreement with Eric Swain





                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        Global Resource Corporation


Date October 2, 2008                    /s/ Jeffrey Kimberly
                                        ----------------------------------------
                                        Jeffrey Kimberly
                                        President